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                                                                    EXHIBIT 10.9

                              CONSULTING AGREEMENT



         THIS AGREEMENT (the "Agreement") is dated as of April 15, 1998 by and between MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Offeror"), and GERALD B. ECKLEY ("Eckley"), an individual residing at 1421 Hamblen Road, Kingwood, Texas 77339;


                              W I T N E S S E T H :


         WHEREAS, Eckley is now and has been President and Chief Executive Office of Enex Resources Corporation, a Delaware corporation ("Enex"); and

         WHEREAS, on March 27, 1998, Offeror completed a cash tender offer (the "Tender Offer") for all of Enex's outstanding shares of common stock (the "Shares"); and

         WHEREAS, Offeror has acquired approximately 80% of the Shares and has requested that Eckley resign from his offices as a director, President and Chief Executive Officer of Enex and from all positions he holds as director or officer of any subsidiaries of Enex; but Offeror desires to secure Eckley's services in a consultant capacity;

         NOW, THEREFORE, in consideration of such arrangements and the mutual promises and agreement contained herein, the parties enter into this Agreement upon the following terms and conditions:

         1. ENGAGEMENT AS CONSULTANT. Offeror retains Eckley to provide services and advice to Offeror from time to time concerning investor relations and transactions involving the limited partnerships of which Enex served as general partner (the "Related Partnerships"). Offeror agrees that Eckley will provide his consulting services from the Kingwood, Texas area and will not be required to relocate to any other city. Nothing in this Agreement shall prevent Eckley from engaging in other employment or business activities that do not prevent him from fulfilling his duties under this Agreement.

         2. TERM. The term of this Agreement shall begin as of the date of this Agreement and end May 18, 2002.

         3. CONSIDERATION. As a consulting fee, for a covenant not to compete and a preferential right to purchase acquisitions, Offeror agrees to pay Eckley $20,000 per month for his services during each month of the term of this Agreement.



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                  (a) Covenant Not to Compete. During the term of this
         Agreement, Eckley shall not, directly or indirectly, engage in any activities that interfere with those of Offeror or that affect the properties in which Offeror or any company managed by Offeror (an "Offeror Entity") has an interest. Eckley agrees not to solicit or engage in a transaction involving the acquisition or sale of any interest in any Offeror Entity or any oil and gas property which Offeror is then negotiating to purchase or has previously indicated to Eckley its present intention to purchase. This paragraph shall not preclude Eckley's participation in any other business activity, including any business activity relating to the ownership of interests in properties producing or (or which are believed to be capable of producing) oil and/or gas, provided such activities do not conflict with the provisions of the immediately preceding sentence or of Section 3(b). Without limiting the generality of the foregoing, Eckley may purchase or invest in such interests for his own accounts or on behalf of others, and may serve as a consultant, partner, member, stockholder, director, officer and/or employee of one or more funds, partnerships or other entities engaged in the oil and gas business (i.e., Eckley will be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which Offeror has expressed an interest, as determined from time to time by resolutions appearing in Offeror's minute book or as otherwise properly evidenced and provided for in writing in Offeror's books and records).

                  (b) Oil and Gas Acquisitions. Eckley will be developing and reviewing opportunities to acquire oil and/or gas leases, prospects and producing properties from corporations or other entities which own or control such property. For a period of ten (10) days after receipt of notice from Eckley, Offeror shall have a preferential right to purchase, on the same terms and conditions offered to others by Eckley, any and all interests in any potential oil and gas acquisition which Eckley controls or proposes to acquire during the term of this Agreement.

         4. REIMBURSEMENT OF EXPENSES. Offeror shall reimburse Eckley each month for reasonable and necessary business expenses incurred in connection with the performance of consulting services, upon presentation and approval of expense receipts and vouchers or such other supporting information as Offeror may reasonably request.

         5. CONFIDENTIAL INFORMATION. Eckley recognizes that he will occupy a position of trust with respect to providing consulting services to Offeror and, in such position, will have access to confidential information and trade secrets of Offeror. Therefore, Eckley agrees that:

            (a) he shall not use or disclose any of Offeror's confidential information or trade secrets to any person, except in the course of his service to Offeror; and




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                  (b) at the end of the term of the Agreement, he shall return to Offeror any and all documents and materials which constitute or contain Offeror's confidential information or trade secrets.

For purposes of this Agreement, the term "confidential information" or "trade secrets" shall include all information of any nature and any form which is owned by Offeror and which is not publicly available or generally known to persons engaged in businesses similar to that of Offeror, but not any information in Eckley's possession prior to the effective date of this Agreement or available to Eckley otherwise than by reason of his consulting services to Offeror.

         6. DEATH OF CONSULTANT. In the event of Eckley's death during the term of this Agreement, Offeror shall pay to his beneficiary, from month to month, a death benefit in an amount equal to $20,000 per month for each of the months remaining in the time period from the date of Eckley's death through May 18, 2002. Offeror may fund this obligation through the purchase of insurance on the life of Eckley. For the purpose of this paragraph, beneficiary shall mean any person or persons designated in writing by Eckley, and if no person has been so designated, his estate.

         7. TERMINATION OF THE AGREEMENT BY OFFEROR. In the event of Offeror's termination of this Agreement for any reason, Offeror shall continue to be obligated and shall monthly pay to Eckley a severance payment in an amount equal to $20,000 for each month remaining in the time period from the date of such termination through May 18, 2002.

         8. EMPLOYMENT STATUS. Eckley shall be an independent contractor, not an employee of Offeror, and shall not be entitled to benefits provided by Offeror to its employees. Offeror shall not withhold income or employment taxes or pay employment taxes with respect to amounts paid to Eckley pursuant to this Agreement, which taxes shall be the sole responsibility of Eckley.

         9. NONASSIGNABILITY. This Agreement may not be assigned by either party without the other party's prior written consent, but shall be binding upon the parties and their respective personal representatives, successors and permitted assigns.

        10. MODIFICATION AND WAIVER.

            (a) Amendment to Agreement. This Agreement may not be modified or amended except in a writing signed by both parties.

            (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, unless expressly provided in writing by the party charged with such waiver.




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         11. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between Offeror and Eckley and supersedes all other prior agreements between Offeror and Eckley and between Enex and Eckley, including Eckley's current employment agreement with Enex.

         12. NOTICES. All notices or communications shall be in writing, addressed as follows:

             (a)      To Offeror:       Middle Bay Oil Company, Inc.
                                        1221 Lamar, Suite 1020
                                        Houston, TX 77010
                                        Attention: John J. Bassett

             (b)      To Eckley:        Gerald B. Eckley
                                        1421 Hamblen Road
                                        Kingwood, TX 77339

All such notices shall be conclusively deemed to be received and shall be effective: (if) if sent by hand delivery, upon receipt; (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission; or (iii) if sent by registered or certified mail, on the fifth day after the date on which such notice is mailed.

         13. GOVERNING LAW. This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance and enforcement shall be governed by the laws of said state.

         IN WITNESS WHEREOF, this Agreement was signed by the parties as of the day and year first above written.


                                     MIDDLE  BAY  OIL  COMPANY,  INC.


                                     By: /s/ John J. Bassett
                                        ----------------------------------------
                                        John J. Bassett, Chief Executive Officer

                                        /s/ Gerald B. Eckley
                                        ----------------------------------------
                                            Gerald B. Eckley




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